Exhibit 31.4

CERTIFICATION

I, Richard A. Navarre, certify that:

1. I have reviewed this report on Form 10-Q/A of Peabody Energy Corporation (“the registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 9, 2004

/s/ RICHARD A. NAVARRE
Richard A. Navarre
Executive Vice President and
Chief Financial Officer